Phoenix Technologies Ltd.

As of 12/31/04

George Huang
1354 Sage Hen Way
Sunnyvale, CA  United States 94087
________________________________________________________________________________________________________________________________________

      Option
Number Date    Plan  Type Granted    Price    Exercised Vested  Cancelled Unvested Outstanding     Exercisable

004018 10/30/1998 94  ISO 28,618 $  7.0000        0 28,618          0    0             28,618   28,618
004019 10/30/1998 94  NQ 16,382 $  7.0000        0 16,382          0    0             16,382   16,382
006028 10/19/1999 99  NQ  2,500 $  0.0100        0  2,500          0    0              2,500         2,500
006753 10/31/2000 DIR  NQ 15,000 $ 16.0625        0 15,000          0    0             15,000   15,000
007952 10/31/2001 DIR  NQ 15,000 $  9.1500        0 15,000          0    0             15,000   15,000
008261 10/31/2002 DIR  NQ 15,000 $  5.5600        0 15,000          0    0             15,000   15,000
008845 10/31/2003 DIR  NQ 15,000 $  6.6200        0 15,000          0    0             15,000   15,000
009345 11/01/2004 DIR  NQ 15,000 $  6.2100        0 15,000          0    0             15,000   15,000
AW00109 12/17/1994 95AW  ISO 73,500 $  0.8200         73,500 73,500          0    0             73,500   73,500
AW00142 04/30/1996 95AW  ISO 20,438 $  8.9800        0 20,438          0    0             20,438   20,438
AW00143 04/30/1996 95AW  NQ 22,436 $  8.9800        0 22,436          0    0             22,436   22,436
AW00163 03/26/1997 95AW  NQ 36,750 $  8.6700        0 36,750          0    0             36,750   36,750
AW00326 01/22/1998 97AW  NQ    147,000 $  6.2200        0       147,000          0    0             147,000      147,000
         _________           ________      _______     ______ ______            ________  _______
          422,625            73,500       147,000          0          0             349,126  349,126

    1. The options are fully vested on the date of grant
    2. The options are granted pursuant to an automatic director grant program approved by the shareholders
    3. The options are 100% of the FMV on the date of grant
    4. The options expire 10 years from date of grant